EXHIBIT (p) (4)
                          CASTLEARK MANAGEMENT, L.L.C.
                                 CODE OF ETHICS

                          CASTLEARK MANAGEMENT, L.L.C.

                                 CODE OF ETHICS

                 (as revised and amended as of January 1, 2006)

TABLE OF CONTENTS
-----------------
I.       PURPOSE..............................................................1
II.      PERSONS COVERED......................................................1
III.     STANDARDS OF BUSINESS CONDUCT........................................1
IV.      ACKNOWLEDGEMENT......................................................2
V.       PERSONAL SECURITIES TRANSACTIONS.....................................2
         A.   TRANSACTIONS THAT ARE PROHIBITED................................2
         B.   PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS...............3
         C.   REPORTING REQUIREMENTS..........................................5
         D.   MONITORING PROCESS..............................................5
VI.      PROTECTION OF INFORMATION, GIFTS, AND OTHER MATTERS..................6
VII.     ENFORCEMENT AND SANCTIONS............................................7
VIII.    DEFINITIONS..........................................................7

MODEL REPORTING FORMS ATTACHED
------------------------------
         o        QUARTERLY REPORT OF ACCESS PERSONS
         o        PRE-CLEARANCE REQUEST FORM
         o        INITITAL AND ANNUAL ACKNOWLEDGMENT OF CODE OF ETHICS


I.       PURPOSE
         -------

         CASTLEARK MANAGEMENT, L.L.C. ("CastleArk") is an organization committed to the highest standards of ethical conduct. CastleArk recognizes its duties of care, loyalty, honesty and good faith to act in the best interests of its Clients. It seeks to promote a culture and activities that consistently serve the best interests of its Clients. This Code of Ethics has been adopted by CastleArk in an effort to ensure that CastleArk promotes the best interests of its Clients and that investment activities of its personnel are consistent with all applicable laws, regulations and ethical standards.

II.      PERSONS COVERED BY THIS CODE OF ETHICS
         --------------------------------------

         There are two categories of persons covered. One is "Supervised Persons", people who are principals or employees of CastleArk. The other is "Access Persons." Access Persons are people who are Supervised Persons and who have access to Client information that is not available to the public.

         Unless you have been informed otherwise by CastleArk's "Compliance Officer"(1), consider yourself both a Supervised Person and an Access Person.

III.     STANDARDS OF BUSINESS CONDUCT
         -----------------------------

         a. As a Supervised Person of CastleArk, you must undertake your responsibilities with the highest standards of ethical conduct. Your conduct must reflect the high degree of trust our

--------------------------
(1) See DEFINITIONS, section VIII.

              Clients place with us. You must seek to avoid even the appearance of any kind of inappropriate conduct.
         b. In performing your duties, you must avoid making misleading statements to Clients, and you must avoid conduct or practices that could be regarded as misleading or manipulative.
         c. When providing investment advice and related services, you must use your best independent judgment to benefit Clients, and you must not take into consideration your own financial interests. You must also use your best efforts to treat all Client accounts fairly. In other words, without regard to the size of the Client account, or the fees CastleArk may earn from the Client, you should not favor one Client account over another.
         d. You are prohibited from trading, either personally or on behalf of others, while in the possession of material, nonpublic information. Nonpublic information includes knowledge you might have about purchases or sales of securities that are pending or that are being considered for any Client. You are also prohibited from communicating material nonpublic information to others in violation of the law.
         e.   You must comply with all Federal and state securities laws.
         f. As an Access Person, you must not engage in any "Personal Securities Transaction"(2) that could be viewed as detrimental to the interests of any Client or that may call CastleArk's or any Access Person's ethical conduct into question. Before engaging in any Personal Securities Transaction, all Access Persons must comply with the procedures in this Code of Ethics.
         g. You must observe, maintain and protect the confidentiality of all non-public information made available by or on behalf of Clients.
         h. As a Supervised Person, you must not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence your decisionmaking or make you feel beholden to a person or firm.
         i. If you become aware of any violation of this Code of Ethics, you have a duty to report the information promptly to the Compliance Officer.

IV.      ACKNOWLEDGEMENT OF THIS CODE OF ETHICS
         --------------------------------------

         Within the first ten days of becoming a Supervised Person of CastleArk, and every year thereafter within the first ten days of the year, as a Supervised Person, you must:

         a.   Read this Code of Ethics and

         b. Sign the "INITITAL AND ANNUAL ACKNOWLEDGMENT OF CODE OF ETHICS". The form of this acknowledgement is attached.

         If you have any questions about this Code of Ethics or the Annual Acknowledgment, you may direct them to the Compliance Officer.

V.       PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING
         --------------------------------------------------------

         All Access Persons are strongly encouraged to instruct the brokers for all the securities accounts, of which they have direct or indirect Beneficial Ownership(3), to send to the Compliance Officer duplicate copies of all trade confirmations and duplicate copies of all account statements. To make the arrangement, communicate directly with the Compliance Officer for the mailing address for the duplicate statements, et cetera.

--------------------------
(2) See DEFINITIONS, section VIII.
(3) See DEFINITIONS, section VIII

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         A.   Personal Securities Transactions that you, as an Access Person of
              CastleArk, are prohibited from engaging in:

              1. Transactions during black-out periods. You may not engage in Personal Securities Transactions in certain securities during a black-out period.
                   a. The Black-out period for small cap stocks is five days before and five days after any Client trade in the same stock.
                   b. The Black-out period for any security, other than a small cap stock, traded for an investment company Client is one day before and one day after any investment company Client trade in the same security.
                   c. The Black-out period for any trade to which neither a. nor b. above applies is the day when any Client trade is pending.

              2. Any transaction involving the acquisition of securities in an initial public offering.

              3. Transactions that are subject to pre-clearance but for which approval to trade is not obtained. You may not engage in any Personal Securities Transaction that is subject to pre-clearance procedures without first obtaining an approval to trade.

              4. Ban on profits from certain short-term trading. You are prohibited from profiting by buying and selling within any sixty day period, any security:
                   a.  that was held in the account of any Client, where
                   b. the gain could reasonably appear to be the result of "Frontrunning"(4) as that term is used in the Report of the Advisory Group on Personal Trading.
                   c. Consequences of certain short-term trading. Notwithstanding that the trades that resulted in prohibited short-term trading profits were pre-cleared under this Code of Ethics, if the profits are more than de minimis, the Compliance Officer will require that the trade be unwound, or if cannot be unwound, that the Access Person be required to remit the amount of the gain to the Clients whose accounts held the same or equivalent security during the Relevant Period. "Relevant Period" means the period beginning five days before the first of the trades and ending five days after the second of the trades that resulted in prohibited short-term trading profits.

         B.   Pre-clearance of Personal Securities Transactions(5).

              1. Prior to entering into any Personal Securities Transaction in a "Covered Security" that is not covered by an exemption, you, as an Access Person, must follow the procedures for pre-clearance of the transaction

              2.   Covered Security means any security other than:
                   a. direct obligations of the Government of the United States; or

                   b. bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

                   c.  shares issued by money market funds


--------------------------

(4) See DEFINITIONS, section VIII
(5) Please refer to DEFINITIONS, section VIII for details on what is considered a Personal Securities Transaction.

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              3.   Securities transactions exempt from pre-clearance
                   procedures:
                   a. purchases or sales over which you have no direct or indirect influence or control (including transactions in accounts managed by independent, unaffiliated persons with sole investment discretion);
                   b.  purchases or sales under and automatic investment plan
                       (including an automatic dividend reinvestment plan);
                   c.  purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired from the issuer, and the sales of rights so acquired;
                   d. acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other such corporate reorganizations or distributions generally applicable to all holders of the same class of securities;
                   e. open end investment company transactions in shares other than shares of investment companies advised or subadvised by CastleArk or its affiliates;
                   f. transactions in derivatives and exchange-traded funds that are based on a broad-based securities index;
                   g.  other non-volitional events, such as assignment of
                       options or exercise of an option at expiration.
                   h.  De minimis transactions not subject to pre-clearance
                       procedures. So long as there is no currently-pending trade in the security in any Client account, you may trade no more than 1,000 shares per company in any one-month period in the stocks of companies with market capitalizations of greater than $2 billion.

              4.   Pre-clearance procedures.

                   a.  To obtain a pre-clearance, an Access Persons must:

                       i. submit to the Compliance Officer, in writing or electronically, a request for pre-clearance, in a form like the one attached to this Code of Ethics or reasonable equivalent, providing details of the proposed transaction, including the security involved and the number of share or the like. (If you are proposing to dispose of shares of an investment company that is advised or subadvised by CastleArk or its affiliate, you must also indicate the date when that the shares were acquired. If you are seeking pre-clearance for the acquisition of an interest in a limited offering, you must indicate that).
                       ii. obtain pre-clearance approval from the Compliance Officer

                       iii. complete the transaction within two days of pre-clearance or resubmit the proposed transaction for pre-clearance.

                   b. After appropriate investigation, the Compliance Officer will determine whether the proposed transaction is consistent with this Code of Ethics and with all relevant securities laws and rules. The Compliance Officer will promptly notify you in writing or electronically, as to whether your pre-clearance request is approved. Approvals are only valid for two days. Special procedures for approval of acquisitions in limited offerings. If you, as an Access Person, seek clearance for an acquisition in a limited offering (for example, a private placement) the Compliance Officer must review your request for approval, considering: (i) whether the investment opportunity should be reserved for Clients and (ii) whether the opportunity is being offered to you by virtue of your position with CastleArk. If approval of an acquisition in a limited offering is granted, you will have a continuing duty to

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                       disclose the investment if and when you play any role in
                       CastleArk's subsequent consideration of an investment in the issuer for a Client. In those circumstances, CastleArk's decision to purchase the securities of the issuer for a Client will be subject to an independent review by investment personnel with no personal interest in the issuer.

         C.   Reporting requirements

              1.   Within 30 days after the end of every quarter -
                   a. As an Access Person, you must submit to the Compliance Officer a transaction report like that attached to this Code ("QUARTERLY REPORT OF ACCESS PERSONS"). Include in your report all of the following information for all Personal Securities Transactions in Covered Securities:
                       (1) date of the transaction; (2) title and ticker symbol or CUSIP; (3) interest rate and maturity date (if applicable); (4) number of shares or principal amount;
                       (5) nature of transaction (for example purchase or sale);
                       (6) price; and (7) broker, dealer or bank through which the transaction was executed). You must sign and date the report.
                   b.  Exceptions to quarterly reporting requirement:
                       i. You do not need to submit a Quarterly Report if that report would duplicate information contained in brokerage statements or trade confirmations that were sent to the Compliance Officer, so long as those statements or confirmations were sent within 30 days after the end of the quarter.
                       ii. ii. You do not need to report transactions over which you have no direct or indirect influence or control, similar to the exemption for pre-clearance. But note that if you have a direct or indirect ownership interest in an account managed by independent, unaffiliated person with sole investment discretion, you must submit a quarterly transaction report as to that account, even though the transactions are exempt from pre-clearance procedures.

              2. Annual reporting. As an Access Person, you must attach to your ANNUAL ACKNOWLEDGEMENT OF CODE OF ETHICS (see Section IV above) a listing of all securities for which you or an Immediate Family Member have Beneficial Ownership, except that no listing is needed if your holdings were or will be sent to the Compliance Officer within 30 days after the end of the year.

         D.   Monitoring and reviewing Personal Securities Transactions

              1. Within a reasonable time after receiving them, the Compliance Officer will examine the reports of Access Persons to determine:

                   a. whether you, as an Access Person have complied with pre-clearance procedures; and
                   b. whether you have engaged in any short-term trading in violation of this Code; and
                   c. whether you have engaged in any other trading in violation of this Code.

              2. Absent extraordinary circumstances, you will not be deemed to have violated this Code of Ethics for effecting a Personal Securities Transaction if you have been advised by the Compliance Officer that the transaction would be consistent with the Code.

              3. If you, as a Supervised Person or as an Access Person discover that a Personal Securities Transaction appears to conflict with a Client's best interests or would call CastleArk's or any Access Person's ethical conduct into question, you must report that discovery promptly to the Compliance Officer. In certain circumstances, an approval of a Personal Securities Transaction may need to be reversed (and any trade executed in reliance on such approval broken) to comply with this Code of Ethics.

              4. The Compliance Officer must maintain written or electronic records of all actions taken under this paragraph.

VI.      PROTECTION OF INFORMATION, GIFTS AND MISCELLANEOUS PROCEDURES
         -------------------------------------------------------------

         A. Protection of information. CastleArk has a duty to keep all information about Clients (including former Clients) in strict confidence. This includes the identity of the Client (unless the Client consents), the Client's financial circumstances, the Client's securities holdings, and the trades executed by CastleArk for the Client.

              As a Supervised Person, you must not disclose to persons outside of CastleArk:

              1.   any material nonpublic information about any Client;
              2.   investments made by CastleArk for any Client;
              3.   information about any contemplated trades; or
              4. information about the firm's trading strategies, except as required to execute securities transactions for a Client or for other legitimate business purposes.

              You must take care not to permit office visitors or others to gain unauthorized access to confidential Client information.

         B. Gifts. As a Supervised Person, you may not receive any gift, service or other thing of more than de minimis value from any person or entity that does business with or on behalf of a Client.

         C. Service on a Board of Directors. Except under circumstances described below, Access Persons may not serve as directors of publicly traded companies.

              1. An Access Person may only serve as director of a publicly traded company where a majority of the compliance committee determines that the service will not conflict with the interests of any Client.
              2. An Access Person should serve as director only serve so long as there continues to be no conflict of interests.

VII.     ENFORCEMENT AND SANCTIONS
         -------------------------

         A. Except in cases of de minimis violations or violations that are otherwise clearly innocent, inadvertent and harmless, the Compliance Officer has the duty to bring all violations or apparent violations of this Code of Ethics to the attention of CastleArk's Compliance Committee. The Compliance Committee shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to any of CastleArk's

              Supervised Persons; provided that, if a member of the Compliance Committee is the alleged violator of the Code, he or she may not participate in the actions of the Committee regarding the alleged violation. Any person who is found to have violated this Code of Ethics may be terminated from employment, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the Compliance Committee. In determining appropriate sanctions to be imposed for violations of the Code, the Compliance Committee may consider any factors it deems relevant, including: (i) the degree of willfulness of the violation; (ii) the severity of the violation; (iii) the extent, if any, to which the violator profited or benefited from the violation; (iv) the adverse effect of the violation on Clients; (v) the market value and liquidity of the class of securities involved in the violation; (vi) prior violations, if any, of this Code of Ethics by the violator; and
              (viii) the circumstances of discovery of the violation.

         B. In addition to any sanctions imposed elsewhere under this Code of Ethics (or other applicable law), any profits realized on Personal Securities Transactions effected in violation of this Code of Ethics shall be disgorged and (i) reimbursed to the affected Client(s), or (ii) if the violation does not involve or did not affect any Client, then paid to a charitable organization chosen in the discretion of CastleArk's Compliance Committee. Each Personal Securities Transaction shall be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of this Code of Ethics.

         C. Rights of Alleged Violator. A person charged with a violation of this Code of Ethics will be given the opportunity to appear before the person or persons that have authority to impose sanctions pursuant to this Code of Ethics, at which time the person charged with the violation shall have the opportunity, orally and in writing, to respond to any and all charges.

VIII.    DEFINITIONS
         -----------

"Beneficial Ownership" includes direct ownership and indirect ownership. As an Access Person, you must follow pre-clearance and reporting requirements for securities and transactions involving either type of Beneficial Ownership interest.

                  Direct Beneficial Ownership. For securities held in your name or in the name of a bank, broker or nominee for your account, you are considered to have direct Beneficial Ownership. In addition, for securities you hold as a joint tenant, a tenant in common, a tenant by the entirety, or as community property, you should consider them as held directly.
                  Indirect Beneficial Ownership. If you have an interest in an estate or trust, you have an indirect Beneficial Ownership interest. If one of your "Immediate Family Members" (see below) has a Beneficial Ownership interest, then you have an indirect Beneficial Ownership interest. Finally, if you have a "Pecuniary Interest" in a security or transaction, you have an indirect Beneficial Ownership interest. A Pecuniary Interest is one that arises by reason of any contract, understanding or relationship (including a family relationship or arrangement) in any security held in the name of another person. You are considered to have a Pecuniary Interest if you have or share the opportunity, directly or indirectly, to profit from a transaction in the security.

"Client" means any individual or institution for whom CastleArk serves as investment adviser.

"Compliance Officer" is the Chief Compliance Officer as listed in CastleArk's Form ADV, or the person designated by the Chief Compliance Officer (or CastleArk) to be Compliance Officer under this Code of Ethics.


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"Compliance Committee" is a panel of three or more Supervised Persons, including the Compliance Officer, all of whom are appointed by the principals of CastleArk. The Compliance Committee approves all changes to this Code of Ethics. "Control" generally means the power, directly or indirectly, to direct the management or policies of a person or a company or the like. Generally, officers and trustees are presumed to have Control, as are persons who own 25% or more of a company.

"Frontrunning" (as defined in the Report of the Advisory Group on Personal Trading, May 9, 1994 - available at: www.ici.org ) means "purchasing or selling securities for a personal account in an effort to profit from a subsequent purchase or sale by an investment company." In this Code of Ethics, the definition of Frontrunning treats all Clients as though they were investment company Clients.

"Immediate Family Members" means your spouse and children, unless those children are over the age of 21 and not living with you, plus other blood relatives of you or your spouse who live in your household. You will have the opportunity to explain why you actually do not have an indirect Beneficial Ownership arising from persons considered Immediate Family Members under this definition.

"Personal Securities Transaction" means the purchase or sale of a direct or indirect "Beneficial Ownership" in any security by you or an "Immediate Family Member".

            [The remainder of this page is intentionally left blank.]


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


                          CASTLEARK MANAGEMENT, L.L.C.
                       QUARTERLY REPORT OF ACCESS PERSONS
                 (FOR THE QUARTER ENDED _______________________)

NOT LATER THAN 30 DAYS AFTER THE END OF EACH CALENDAR QUARTER, AS AN ACCESS PERSON OF CASTLEARK, YOU MUST SUBMIT THIS REPORT. REVIEW CASTLEARK'S CODE OF ETHICS FOR ANSWERS TO QUESTIONS ABOUT COMPLETING THIS REPORT. QUESTIONS ABOUT COMPLETING THIS REPORT MAY BE DIRECTED TO THE COMPLIANCE OFFICER.

    o If no reportable transactions have occurred during the quarter, put an "X" in the following box, and you may skip to the signature line.

    o If you are uncertain about whether a transaction involved reportable indirect Beneficial Ownership in a particular security, please put a large asterisk (*) at the end of that transaction line and supply any explanation you consider to be helpful.

    o Supply the following information for reportable transactions during the quarter in any security in which you had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership in the security (duplicate brokerage confirmations or statements containing all of the following information may be attached in lieu of completing the following table):

      Date of Transaction/        Number of        Nature of
         Name of Issuer/          Shares or       Transaction
      Title or Description        Principal       (purchase,             Unit         Total            Broker,
           of Security             Amount       sale or other)           Price        Price        Dealer or Bank
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

         (If you need additional space, please attach additional pages.)

            [ ] SEE ATTACHED CONFIRMATIONS AND/OR ACCOUNT STATEMENTS

 THE ANSWERS TO THE FOREGOING ARE TRUE AND CORRECT TO THE BEST OF MY INFORMATION
                                  AND BELIEF.

                                              ----------------------------------
                                                     Name of Access Person

Dated:                         , 20
        ----------------------      -------   ----------------------------------
                                                   Signature of Access Person

                          CASTLEARK MANAGEMENT, L.L.C.
                           PRE-CLEARANCE REQUEST FORM
     (REQUEST BY ACCESS PERSON TO ENGAGE IN PERSONAL SECURITIES TRANSACTION)

I hereby request permission to engage in a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (If necessary, use approximate dates and amounts of proposed Personal Securities Transaction.)

Record Owner of Account:
                         -------------------------------------------------------
Relationship to Access Person:
                              --------------------------------------------------
Proposed Date of Transaction:                      , 20
                              ---------------------    -----


                              PROPOSED TRANSACTION
                              --------------------

      Date of Transaction/        Number of        Nature of
         Name of Issuer/          Shares or       Transaction
      Title or Description        Principal       (purchase,             Unit         Total            Broker,
           of Security             Amount       sale or other)           Price        Price        Dealer or Bank
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
(If you need additional space, please attach additional pages.)

                                              ----------------------------------
                                                      Name of Access Person

Dated:                         , 20
        ----------------------      -------   ----------------------------------
                                                    Signature of Access Person


--------------------------------------------------------------------------------


          [ ]  PERMISSION GRANTED                 [ ]  PERMISSION DENIED



Dated:                         , 20
        ----------------------      -------   ----------------------------------
                                               Signature of Compliance Officer

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


                          CASTLEARK MANAGEMENT, L.L.C.
              INITITAL AND ANNUAL ACKNOWLEDGMENT OF CODE OF ETHICS

            (TO BE COMPLETED INITIALLY UPON EMPLOYMENT AND THEREAFTER
              ANNUALLY BY EACH SUPERVISED PERSON OF THE CASTLEARK.)

ALL SUPERVISED PERSONS MUST SUBMIT THIS ACKNOWLEDGMENT TO THE COMPLIANCE OFFICER WITHIN THE FIRST TEN DAYS OF EMPLOYMENT BY CASTLEARK, AND WITHIN THE FIRST TEN DAYS OF EVERY CALENDAR YEAR THEREAFTER. AS A SUPERVISED PERSON, YOU SHOULD REVIEW CASTLEARK'S CODE OF ETHICS PRIOR TO COMPLETING THIS ACKNOWLEDGMENT. QUESTIONS ABOUT COMPLETING THIS ACKNOWLEDGMENT MAY BE DIRECTED TO THE COMPLIANCE OFFICER.

          I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

     o I have read and understand the Code of Ethics and understand that I am subject to the Code.

     o    I have complied with all requirements of the Code of Ethics.

     o If I am an Access Person, have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to this Code of Ethics. In addition:

              [ ] As of , ___________ , 20  ______ , I Beneficially Owned,
              directly or indirectly, no securities other than United States Government obligations;

                                       OR

              [ ] Attached to this Acknowledgment is a true, correct and complete listing of all securities in which I had any direct or indirect Beneficial Ownership interest as of ___________-, 20____.

                                       OR

              [ ] I will satisfy my reporting requirements under the Code by having my broker send to the Compliance Officer within 30 days after the end of the year the account statements for all securities in which I had any direct or indirect Beneficial Ownership interest as of _________________, 20 _______.

The answers to the foregoing questions are true, correct and complete to the best of my information and belief.

                                              ----------------------------------
                                                    Name of Supervised Person

Dated:                         , 20
        ----------------------      -------   ----------------------------------
                                                Signature of Supervised Person


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